Exhibit 8

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

This ESCROW AGREEMENT (“Agreement”) is made and entered into as of June 01, 2021, by and among Rad Diversified REIT, Inc., a Maryland Corporation (the “Company”), Entoro Securities, LLC. (the “Managing Broker-Dealer”) and Enterprise Bank & Trust (in its capacity as escrow holder, the “Escrow Agent”).

RECITALS

This Agreement is being entered into in reference to the following facts:

(a)            The Company intends to sell a minimum of $1,000,000.00 (One Million) (the “Minimum”) and a maximum of $50,000,000 (Fifty Million) (the “Maximum”) pursuant to an offering (the “Offering”) as described in the Subscription Agreement.

(b)            In connection with the offering, the Company and Managing Broker-Dealer desire to establish an Escrow Account (as defined herein), which will continue until the earliest of (1) the date that the Company has received a maximum of $50,000,000 from the Investor Subscriptions and The Manager and/or any of its affiliates, or any combination thereof, and the other conditions set forth in Section 2.1 are satisfied; (2) November 30, 2021, which the company may, in consultation with the Managing Broker Dealer extend, but in no event will any such extension be beyond December 31, 2024; or (3) the date the Company elects, in consultation with the Managing Broker-Dealer, to terminate the Offering (the date on which the Offering terminates being referred to herein as the "Termination Date").

(c)            In connection with the Offering, the Company and Managing Broker-Dealer desire to establish an Escrow Account (as defined herein) on the terms and subject to the conditions set forth herein.

ARTICLE 1-ESCROW FUNDS

1.1            Appointment of Escrow Agent. The Company hereby appoints the Escrow Agent to act as escrow holder for the Escrow Funds (as defined below) under the terms of this Agreement. The Escrow Agent hereby accepts such appointment, subject to the terms, conditions, and limitations hereof.

1.2            Establishment of Escrow. Immediately following the Escrow Agent’s execution of this Agreement, the Escrow Agent will open a non-interest bearing escrow account (the “Escrow Account”) with Enterprise Bank & Trust for the purpose of receiving and holding Cash Deposits (as defined below) and the remaining portion of the Total Purchase Price payable by each Investor (as defined below) in connection with the Offering (the “Escrow Funds”).

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

1.3            Escrow Funds.

(a)            Each Investor or Soliciting Dealer (as such term is defined in the Offering Circular) will be instructed by the Company to remit to the Company, a predetermined cash deposit (the “Cash Deposit”), as indicated on the applicable Subscription Agreement (as defined below), in the form of a check, draft, wire or ACH payable to the order of “Enterprise Bank & Trust, as Escrow Agent for “Rad Diversified REIT”. Following receipt by the Company of an Investor’s Cash Deposit, the Company will promptly: (i) send to the Escrow Agent the Investor’s name, address, executed IRS Form W-9 and total purchase price to be remitted for the Units to be purchased by the Investor (the “Total Purchase Price”), and (ii) remit to the Escrow Agent the Cash Deposit. Escrow Agent shall promptly deposit the Cash Deposit into the Escrow Account, which deposit shall occur within two (2) business days after the Escrow Agent’s receipt of the Cash Deposit. If “Cash Deposit” is in the form of a wire it will be made available the same day as credit and for disbursement.

(b)            On or prior to the consummation of the Offering, each Investor or Soliciting Dealer may be further instructed by the Company to remit directly to the Escrow Agent an amount equal to the difference between such Investor’s Total Purchase Price and the amount of such Investor’s Cash Deposit, in the form of a check, draft, wire or ACH payable to the order of “Enterprise Bank & Trust, as Escrow Agent” for the Company.

(c)            Escrow Agent shall have no obligation to accept Escrow Funds or documents from any party other than the Investors, the Soliciting Dealers or the Company. Any checks that are made payable to a party other than the Escrow Agent shall be returned to the party submitting the check, and if received by the Company shall not be remitted to the Escrow Agent. Proceeds in the form of wire or other electronic funds transfers are deemed deposited into the Escrow Account and considered “Collected Funds” when received by the Escrow Agent. Any Proceeds deposited in the form of a check, draft or similar instrument are deemed deposited when the collectability thereof has been confirmed; after such time, such Proceeds are considered “Collected Funds.” The Escrow Agent shall have no duty or responsibility to enforce the collection or demand payment of any funds deposited into the Escrow Account. Should any check be deemed uncollectible for any reason, the Escrow Agent will notify the Company of the amount of such return check, the name of the Investor and the reason for return and return the check to the Investor.

(d)            Escrow Agent will hold all Escrow Funds in escrow, free from any liens, claims or offsets, and such monies shall not become the property of the Company, the Investor or any Soliciting Dealer, nor shall such monies become subject to the debts thereof or the debts of the Escrow Agent, unless and until the conditions set forth in these instructions to disbursement of such monies have been fully satisfied.

(e)            The Escrow Funds shall be disbursed by the Escrow Agent from the Escrow Account by wire transfer or by a check payable to the appropriate payee(s) in accordance with the provisions of this Agreement.

(f)             Escrow Agent shall not be required to take any action under this Section 1.3 or any other section hereof until it has received proper written instruction from the Company. Such written instruction shall be signed by an Authorized Representative (as defined below) of the Company. Except as otherwise expressly contemplated herein, all parties hereby direct and instruct Escrow Agent to accept any payment or other instructions provided by the Company, and Escrow Agent shall have no duty or obligation to authenticate such payment or other instructions or the authorization thereof. The Escrow Agent shall not be required to release any funds that constitute Escrow Funds unless the funds represented thereby are Collected Funds.

1.4            Investments.

(a)            All funds in the Escrow Account will be held by Escrow Agent in a non-interest bearing Enterprise Bank & Trust Checking Account. The Escrow Funds will not earn interest.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

(b)            Escrow Agent shall: (i) invest the Proceeds only in permitted investments within the meaning of SEC Rule 15c2-4; (ii) invest the Proceeds in a manner such that all invested funds shall be capable of being transmitted promptly to the persons or entities entitled thereto once the contingencies described herein have or have not occurred; and (iii) invest the Proceeds only in permitted investments, the maturity date of which shall not extend beyond the Final Closing Date (as hereinafter defined) of the Offering, unless the instrument concerned can be readily sold or otherwise disposed of for cash by the time the contingency occurs, without any dissipation of the funds invested.

1.5           Cancellation of Subscriptions.

(a)            The Company may reject or cancel any Investor’s offer to purchase Units (the “Subscription”), in whole or in part. If all or any portion of the Total Purchase Price for such rejected or canceled Subscription has been delivered to the Escrow Agent, then the Company will inform Escrow Agent in writing of the rejection or cancellation, and instruct Escrow Agent in writing to refund some or all of the Escrow Funds. Such instruction must be signed by an Authorized Representative of the Company.

(b)            All Subscriptions are irrevocable, and except as otherwise provided in the Investor’s Subscription Agreement (the “Subscription Agreement”), no such Investor will have any right to cancel or rescind its Subscription, except as required under the law of any jurisdiction in which the Offering is made. In the event of conflicting claims to any Escrow Funds, Escrow Agent may elect to interplead the monies in accordance with Section 3.6 of this Agreement.

ARTICLE 2-DISBURSEMENT PROCEDURES

2.1           Disbursement of Proceeds. Escrow Agent shall hold and disburse the Escrow Funds in accordance with the following procedures:

(a)            Subject to the provisions of Section 2.1(b) through Section 2.1(f), promptly after the Escrow Agent’s receipt of written instructions from both the Company and the Broker Dealer in the form of Exhibit A attached hereto, the Escrow Agent shall disburse (by wire transfer or such other reasonable method of payment requested by the Company) the principal amount of all Escrow Funds then held by Escrow Agent, or such lesser amount as may be specified in such written instructions, in accordance with such written instructions. Escrow Funds shall be distributed within one (1) business day of the Escrow Agent’s receipt of such written instructions, which must be received by the Escrow Agent no later than 1:00 p.m. Pacific time on a business day for the Escrow Agent to process such instructions that business day. From and after the Initial Closing Date to and including the Final Closing Date (as hereinafter defined), the Escrow Agent shall promptly disburse to the Company the principal amount of any Escrow Funds as and when received by the Escrow Agent as Collected Funds, whether or not the applicable Subscription Agreement has been accepted by the Company or provided to the Escrow Agent.

(b)            Escrow Agent shall continue to accept deposits of additional Escrow Funds until a date (the “Final Closing Date”) which is the earlier of (i) the date on which the Escrow Agent receives written notification, signed by an Authorized Representative of the Company, that the Company has accepted Subscriptions for the Maximum Offering or (ii) the date on which the Escrow Agent receives written notification, signed by an Authorized Representative of the Company, of the Company’s determination of a final closing date for receipt of Escrow Funds. Promptly from and after the Final Closing Date, the Escrow Agent shall return directly to the Investor, the principal amount of any Escrow Funds received by the Escrow Agent after the Final Closing Date and shall cease to accept any additional Escrow Funds.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

(c)            If the Company and the Managing Broker-Dealer give written notice to the Escrow Agent of the termination of the Offering, in the form of Exhibit B attached hereto, then promptly after such notification, the Escrow Agent shall return, as a complete distribution, each Investor’s Escrow Funds, without deduction, penalty, or expense, to such Investor by check to the address provided for each such Investor pursuant to Section 1.3(a); provided, however, that to the extent an Investor’s Escrow Funds were received from a qualified intermediary, such funds shall be returned to such qualified intermediary. In the event of the termination of the Offering pursuant to this Section 2.1(c), the Escrow Funds shall not under any circumstance be returned to the Soliciting Dealers or the Company. The Company represents, warrants, and agrees that the Escrow Funds returned to each Investor (or to such Investor’s qualified intermediary) are and shall be free and clear of any and all claims of the Company and its creditors.

(d)            If an Investor is entitled to terminate its Subscription, or the Company rejects such Subscription, for which the Escrow Agent has received Escrow Funds, the Escrow Agent shall, upon a written instruction signed by an Authorized Representative of each of the Company and Broker Dealer, promptly return directly to such Investor that portion of the Escrow Funds associated with of such Investor and specified in the written instruction. If the Escrow Agent has not yet collected funds but has submitted the Investor’s check for collection, the Escrow Agent shall promptly return the funds in the amount of the Investor’s check to such Investor after such funds have been collected. If the Escrow Agent has not yet submitted such Investor’s check for collection, the Escrow Agent shall promptly remit the Investor’s check directly to the Investor.

(e)            If the Company makes a determination that it is entitled to retain all or any portion of the Escrow Funds as liquidated damages pursuant to such Investor’s Subscription Agreement, the Company shall provide written notice signed by an Authorized Representative thereof to the Escrow Agent and the Escrow Agent shall promptly after receipt of such notice pay to the Company such portion of the Escrow Funds.

(f)             If an Investor elects to remit the Total Purchase Price for such Investor’s purchase of the Units in lieu of applying the Investor’s Cash Deposit to the Purchase Price, the Escrow Agent shall, upon the written request of the Company, promptly return directly to such Investor the Cash Deposit deposited in the Escrow Account on behalf of such Investor. If the Escrow Agent has not yet collected funds but has submitted the Investor’s check for the Cash Deposit for collection, the Escrow Agent shall promptly return the funds in the amount of the Investor’s check to such Investor after such funds have been collected. If the Escrow Agent has not yet submitted such Investor’s check for collection, the Escrow Agent shall promptly remit the Investor’s check directly to the Investor.

(g)            If any date that is a deadline under this Agreement for giving the Escrow Agent notice or instructions or for the Escrow Agent to take action is not a business day, then such date shall be the business day that immediately precedes that date. A “business day” is any day other than a Saturday, Sunday or a bank holiday in the State of California.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

ARTICLE 3- GENERAL ESCROW PROCEDURES

3.1           Accounts and Records. Escrow Agent shall keep accurate books and records of all transactions hereunder. The Company and Escrow Agent shall each have reasonable access to one another’s books and records concerning the Offering and the Escrow Account. Upon final disbursement of the Escrow Funds, the Escrow Agent shall deliver to the Company a complete accounting of all transactions relating to the Escrow Account.

3.2           Duties. Escrow Agent’s duties and obligations hereunder shall be determined solely by the express provisions of this Agreement. Escrow Agent’s duties and obligations are purely ministerial in nature, and nothing in this Agreement shall be construed to give rise to any fiduciary obligations of the Escrow Agent with respect to the Investors or to the other parties to this Agreement. Without limiting the generality of the foregoing, the Escrow Agent is not charged with any duties or responsibilities with respect to any documentation associated with the Offering and shall not otherwise be concerned with the terms thereof. For purposes of communications and directives, the Escrow Agent shall not accept any instructions from a Soliciting Dealer participating in the Offering. The Escrow Agent shall not be required to notify or obtain the consent, approval, authorization, or order of court or governmental body to perform its obligations under this Agreement, except as expressly provided herein. The parties agree that Escrow Agent shall not be required to expend or risk any of its own funds or otherwise incur any liability, financial or otherwise, in the performance of any of its duties hereunder.

3.3           Liability Limited. Escrow Agent shall not be liable to anyone whatsoever by any reason of error of judgment or for any act done or step taken or omitted by them in good faith or for any mistake of fact or law or for anything which they may do or refrain from doing in connection herewith unless caused by or arising out of their own gross negligence or willful misconduct. In no event shall the Escrow Agent be liable for any indirect, special, consequential damages, or punitive damages. Escrow Agent shall have no responsibility to ensure the Company’s compliance with any securities laws in connection with the Offering, and Escrow Agent shall not be required to inquire as to the performance or observation of any obligation, term or condition under any other agreements or arrangements between the Company and any other party.

3.4           Fees. The Company shall pay the Escrow Agent the fees based on the fee schedule attached hereto as Exhibit C. In addition, the Company shall be obligated to reimburse the Escrow Agent for all fees, costs and expenses incurred or that become due in connection with this Agreement or the Escrow Account, including reasonable attorneys’ fees. Neither the modification, cancellation, termination or rescission of this Agreement nor the resignation or termination of the Escrow Agent shall affect the right of the Escrow Agent to retain the amount of any fee which has been paid, or to be reimbursed or paid any amount which has been incurred or becomes due, prior to the effective date of any such modification, cancellation, termination, resignation or rescission. To the extent the Escrow Agent has incurred any such expenses, or any such fee becomes due, prior to any closing, the Escrow Agent shall advise the Company and the Company shall direct all such amounts to be paid directly at any such closing.

3.5           Exculpation. Escrow Agent’s duties hereunder shall be strictly limited to the safekeeping of monies, instruments or other documents received by the Escrow Agent and any further responsibilities expressly provided in this Agreement. The Escrow Agent will not be liable for:

(a)             the genuineness, sufficiency, correctness as to form, manner or execution or validity of any instrument deposited in the Escrow, nor the identity, authority or rights of any person executing the same;

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

(b)            any misrepresentation or omission in any documentation associated with the Offering or any failure to keep or comply with any of the provisions of any agreement, contract, or other instrument referred to therein; or

(c)            the failure of any Soliciting Dealer or Investor to transmit, or any delay in transmitting, any Investor’s Purchase Price to the Company or Escrow Agent.

3.6            Interpleader. If (i) conflicting demands are made or notice served upon the Escrow Agent with respect to the escrow or (ii) the Escrow Agent is otherwise uncertain as to its duties or rights hereunder, then the Escrow Agent shall have the absolute right at its election to do either or both of the following:

(a)            withhold and stop all further proceedings in, and performance of, this escrow; or

(b)            file a suit in interpleader and obtain an order from the court requiring the parties to litigate their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent shall be fully released from any obligation to perform any further duties imposed upon it hereunder, and the Company shall pay the Escrow Agent actual costs, expenses and reasonable attorney’s fees expended or incurred by Escrow Agent, the amount thereof to be fixed and a judgment thereof to be rendered by the court in such suit.

3.7            Indemnification and Contribution. The Company (“Indemnifying Party”) shall indemnify and hold Escrow Agent and its affiliates and their respective directors, officers, agents (“Indemnified Parties”) harmless from and against all costs, damages, judgments, attorney’s fees, expenses, obligations and liabilities of any kind or nature (“Damages”) to the fullest extent permitted by law, from and against any Damages or liabilities related to or arising out of this Agreement which the Indemnified Parties may reasonably incur or sustain in connection with or arising out of the escrow or this Agreement and will reimburse the Indemnified Parties for all expenses (including attorney’s fees) as they are incurred by the Indemnified Parties in connection with investigating, preparing or defending any such action or claim whether or not in connection with pending or threatened litigation in which the Indemnified Parties is or are a party; provided, however, the Indemnifying Party will not be responsible for Damages or expenses which are finally judicially determined to have resulted from an Indemnified Party’s bad faith or gross negligence.

3.8            Compliance with Orders. If at any time Escrow Agent is served with any judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process which in any way affects the Escrow Funds (including but not limited to orders of attachment or any other forms of levies or injunctions or stays relating to the transfer of the Escrow Funds), Escrow Agent is authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if Escrow Agent complies with any such judicial or administrative order, judgment, decree, writ or other form of judicial or administrative process, Escrow Agent shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

3.9           Resignation. Escrow Agent may resign as escrow holder hereunder upon fourteen (14) days prior written notice to the Company and shall thereupon be fully released from any obligation to perform any further duties imposed upon it hereunder. The Escrow Agent will transfer all files and records relating to the Escrow and Escrow Account to any successor escrow holder upon receipt of a copy of the executed escrow instructions designating such successor.

3.10         Filings and Resolution. Concurrently or prior to the execution and delivery of this Agreement, the Company shall deliver to the Escrow Agent a copy of its certificate of formation or other charter documents.

3.11         Authorized Representatives. There Company hereby identifies to Escrow Agent the officers, employees or agents designated on Schedule I attached hereto as an authorized representative (each, an “Authorized Representative”) with respect to any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent. Schedule I may be amended and updated by written notice to Escrow Agent. Escrow Agent shall be entitled to rely on such original or amended Schedule I with respect to any party until a new Schedule I is furnished by such party to Escrow Agent. The Managing Broker-Dealer hereby agrees that any of its officers, employees or agents shall have authority to sign any notice, certificate, instrument, demand, request, direction, instruction, waiver, receipt, consent or other document or communication required or permitted to be furnished to Escrow Agent.

3.12         Term. The term of this Agreement shall commence as of the date first above written and shall end on the date that all funds in the Escrow Account are disbursed pursuant to this Agreement and all reporting obligations specified herein have been satisfied.

3.13         Identification Number. The Company represents and warrants that (a) its Federal tax identification number (“TIN”) specified on the signature page of this Agreement underneath its signature is correct and is to be used for 1099 tax reporting purposes, and (b) it is not subject to backup withholding. The Company shall provide the Escrow Agent with the TIN and verification that the person or entity is not subject to backup withholding for any person or entity to whom interest is paid on any of the Proceeds. Such verification may be evidenced by providing the Escrow Agent a Subscription Agreement containing appropriate language or a copy of a W-9.

3.14         Reliance. When Escrow Agent acts on any communication (including, but not limited to, communication with respect to the transfer of funds) sent by electronic transmission, Escrow Agent, absent gross negligence or willful misconduct, shall not be responsible or liable in the event such communication is not an authorized or authentic communication of the party involved or is not in the form the party involved sent or intended to send (whether due to fraud, distortion or otherwise). Escrow Agent shall not be liable for any losses, costs or expenses arising directly or indirectly from Escrow Agent’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company and the Managing Broker-Dealer agree to assume all risks arising out of the use of such electronic transmission to submit instructions and directions to Escrow Agent, including without limitation the risk of Escrow Agent acting on unauthorized instructions, and the risk or interception and misuse by third parties.

3.15         Force Majeure. Escrow Agent shall not incur liability for not performing any act or not fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, terrorism or the unavailability of the Federal Reserve Bank or other wire or communication facility).

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

ARTICLE 4- GENERAL PROVISIONS

4.1           Notice. Any notice, request, demand or other communication provided for hereunder to be given shall be in writing and shall be delivered personally, by certified mail, return receipt requested, postage prepaid, or by transmission by a telecommunications device, and shall be effective (a) on the day when personally served, including delivery by overnight mail and courier service, (b) on the third business day after its deposit in the United States mail, and (c) on the business day of confirmed transmission by telecommunications device. The addresses of the parties hereto (until notice of a change thereof is served as provided in this Section 4.1) shall be as follows:

To the Managing Broker Dealer: Entoro Securities, LLC 333 W. Loop N., Suite 333 Houston, TX. 77024 Attn: James C Row Phone: 713-823-2900 Email: jrow@entoro.com	To the Company: Rad Diversified REIT, Inc. 211 N. Lois Ave. Tampa, FL Attn: Dutch Mendenhall Phone: 949-606-2225 bdutchm@gmail.com
To the Escrow Agent: Enterprise Bank & Trust 1281 North Warson St. St. Louis, MO 63132cc Attn: Escrow Division Phone: 858.432.5205 SBG@sccombank.com

4.2           Amendments. Except as otherwise permitted herein, this Agreement may be modified only by a written amendment signed by the parties hereto, and no waiver of any provision hereof will be effective unless expressed in a writing signed by the parties hereto.

4.3           Wiring Instructions. In the event fund transfer instructions are given, such instructions must be communicated to Escrow Agent in writing delivered pursuant to Section 4.1. Escrow Agent shall seek confirmation of such instructions by telephone call-back to an Authorized Representative (in the case of the Company) or other authorized person, and Escrow Agent may rely upon the confirmations of anyone purporting to be the Authorized Representative or other authorized person so designated. Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Company to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. Escrow Agent may apply any of the Escrow Funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Agreement acknowledge that such security procedure is commercially reasonable.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

4.4           Facsimile. The Escrow Agent may, but need not, honor and follow instructions, amendments or other orders (“orders”) which shall be provided by telephone facsimile transmission (“faxed”) to the Escrow Agent in connection with this Agreement and may act thereon without further inquiry and regardless of whom or by what means the actual or purported signature of the Company may have been affixed thereto if such signature in Escrow Agent’s sole judgment resembles the signature of the Company. The Company indemnifies and holds the Escrow Agent free and harmless from any and all liability, suits, claims or causes of action which may arise from loss or claim of loss resulting from any forged, improper, wrongful or unauthorized faxed order. The Company shall pay all actual attorney fees and costs reasonably incurred by the Escrow Agent (or allocable to its in- house counsel), in connection with said claim(s).

4.5           Assignment. Any corporation into which Escrow Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Escrow Agent will be a party, or any corporation succeeding to all or substantially all the business of Escrow Agent will be the successor of Escrow Agent hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

4.6           USA PATRIOT Act. The Company shall provide to Escrow Agent such information as Escrow Agent may reasonably require to permit Escrow Agent to comply with its obligations under the federal USA PATRIOT Act (Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001). Escrow Agent shall not make any payment of all or a portion of the Escrow Fund, to any person unless and until such person has provided to Escrow Agent such documents as Escrow Agent may require to permit Escrow Agent to comply with its obligations under such Act. Further, Company represents and warrants to Escrow Agent that it is not a hedge fund. If Company is a hedge fund that is not sponsored by a registered investment advisor, the Company agrees to enter into the form of Due Diligence Agreement provided by Escrow Agent.

4.7           Termination. This Agreement shall terminate when all the Escrow Funds have been disbursed or returned in accordance with the provisions of this Agreement.

4.8           Time of Essence. Time is of the essence of these and all additional or changed instructions.

4.9           Counterparts. This Agreement may be executed in counterparts, each of which so executed shall, irrespective of the date of its execution and delivery, be deemed an original, and said counterparts together shall constitute one and the same instrument.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

4.10         Governing Law and Jurisdiction. This Agreement shall be governed by, and shall be construed according to, the laws of the State of California. Each of the parties hereto hereby irrevocably agrees that any action, suit or proceedings against any of them by any of the other aforementioned parties with respect to this Agreement shall be brought before the jurisdiction of any federal or state court of competent jurisdiction located in the County of San Diego, California. Each party hereto further irrevocably consents to the service of any complaint, summons, notice or other process relating to any such action or proceeding by delivery thereof to it by hand or by registered or certified mail, return receipt requested, in the manner provided for herein. Each party hereto hereby expressly and irrevocably waives any claim or defense in any such action or proceeding based on improper venue or forum non conveniens or any similar basis. To the extent permitted by law, in connection with any claim, cause of action, proceeding or other dispute concerning this Agreement (each a “Claim”), the parties to this Agreement expressly, intentionally, and deliberately waive any right each may otherwise have to trial by jury. In the event that the waiver of jury trial set forth in the previous sentence is not enforceable under the law applicable to this Agreement, the parties to this Agreement agree that any Claim, including any question of law or fact relating thereto, shall, at the written request of any party, be determined by judicial reference pursuant to California law. The parties shall select a single neutral referee, who shall be a retired state or federal judge. In the event that the parties cannot agree upon a referee, the court shall appoint the referee.

The referee shall report a statement of decision to the court. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral or obtain provisional remedies. The parties shall bear the fees and expenses of the referee equally, unless the referee orders otherwise. The referee shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph. The parties acknowledge that if a referee is selected to determine the Claims, then the Claims will not be decided by a jury

4.11         Use of Name. The Company will not make any reference to Enterprise Bank & Trust in connection with the Offering except with respect to its role as Escrow Agent hereunder, and in no event will the Company state or imply the Escrow Agent has investigated or endorsed the Offering in any manner whatsoever.

[SIGNATURE PAGE FOLLOWS]

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement pursuant to due authority as of the date set forth above.

Company:
Rad Diversified REIT, Inc.
86-1205493

By:
Name:	Dutch Mendenhall
Its:	Manager

Managing Broker Dealer:
Entoro Securities, LLC
26-2789707

By:
Name:	James C Row
Its:	President

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Scott K. Armstrong
Its:	SVP, Specialty Deposits Manager

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

EXHIBIT A

DISBURSEMENT NOTICE

DISBURSEMENT OF OFFERING PROCEEDS

To the Escrow Agent:

Enterprise Bank & Trust

1281 North Warson St.

St. Louis, MO 63132

Attn: Escrow Division

Re:           Escrow Account No.        VFI-05493

Dear Escrow Agent:

1.   Reference is made to that certain Escrow Agreement dated as of June 01, 2021(the “Escrow Agreement”) by and among Rad Diversified REIT, Inc., a Delaware limited partnership (the “Company”), Entoro Securities, LLC(the “Managing Broker-Dealer”) and Enterprise Bank & Trust (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.   The Company hereby certifies that the Company has received and accepted subscriptions with gross proceeds of at least $1,000,000.00

3.   You are hereby directed to disburse Escrow Funds in the amount of $                                                     to the Company as follows:

[SIGNATURE PAGE FOLLOWS]

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:
Rad Diversified REIT, Inc.
86-1205493

By:
Name:	Dutch Mendenhall
Its:	Manager

Managing Broker Dealer:
Entoro Securities, LLC
26-2789707

By:
Name:	James C Row
Its:	President

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Scott K. Armstrong
Its:	SVP, Specialty Deposits Manager

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

EXHIBIT B

DISBURSEMENT NOTICE TERMINATION

(Date)

To the Escrow Agent:

Enterprise Bank & Trust

1281 North Warson St.

St. Louis, MO 63132

Attn: Escrow Division

Re:         Escrow Account No. VFI-05493

Dear Escrow Agent:

1.   Reference is made to that certain Escrow Agreement dated as of June 01, 2021(the “Escrow Agreement”) by and among Rad Diversified REIT, Inc., a Delaware limited partnership (the “Partnership”), Entoro Securities, LLC(the “Managing Broker-Dealer”) and Enterprise Bank & Trust (in its capacity as escrow holder, the “Escrow Agent”). All terms used but not defined herein shall have the respective meanings given such terms in the Escrow Agreement.

2.   The Company has terminated the Offering prior to the disbursement of offering proceeds pursuant to Section 2.1(d) of the Escrow Agreement.

3.   You are hereby directed to disburse the Escrow Funds to the subscribers in accordance with Section 2.1(c) of the Escrow Agreement.

[SIGNATURE PAGE FOLLOWS]

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

IN WITNESS WHEREOF, the undersigned has executed this statement as of the date first hereinabove set forth.

Company:
Rad Diversified REIT, Inc.
82-2026337

By:
Name:	Dutch Mendenhall
Its:	Manager

Managing Broker Dealer:
Entoro Securities, LLC
26-2789707

By:
Name:	James C Row
Its:	President

Escrow Agent:
Enterprise Bank & Trust

By:
Name:	Scott K. Armstrong
Its:	SVP, Specialty Deposits Manager

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

EXHIBIT C

ESCROW AGENT SCHEDULE OF FEES

Escrow Account Servicing Fee:	$500.00

Tax Reporting:	$10.00/per 1099 filing

NOTE: All other standard bank fees apply. Please see current fee schedule for a summary of all bank fees.

The Escrow Account Servicing Fee are to be debited by Escrow Agent from the balance remaining in the Escrow Account upon final disbursement of the funds.

TRI-PARTY SUBSCRIPTION ESCROW AGREEMENT

SCHEDULE I

ESCROW ACCOUNT SIGNING AUTHORITY

Authorized Representative(s) of Company

The undersigned certifies that each of the individuals listed below is an authorized representative of the Company with respect to any instruction or other action to be taken in connection with the Escrow Agreement and Enterprise Bank & Trust shall be entitled to rely on such list until a new list is furnished to Enterprise Bank & Trust.

Signature :	Signature:
Print: Dutch Mendenhall	Print: James C Row
Title: Manager	Title: President
Phone: 949-606-2225	Phone: 713-823-2900
Email: bdutchm@gmail.com	Email: jrow@entoro.com